UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 20, 2010

MERITAGE HOMES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona	85255

(Address of Principal Executive Offices)	(Zip Code)
(480) 515-8100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS
     On April 20, 2010, we announced in a press release the expiration of the early tender period in our tender offer to purchase any or all of our $130 million outstanding 7.00% senior notes due 2014, and the expiration of the early tender period in our Dutch auction tender offer to purchase up to $65 million of our outstanding 6.25% senior notes due 2015. We also announced preliminary results of the tender offers as of the expiration of the early tender periods. Both tender offers will expire at 12:00 midnight, New York City time, on May 3, 2010, unless extended, after which we will announce final results of the tender offers.
     As previously disclosed on April 6, 2010, the tender offers are part of a series of related financing transactions that also included a private placement of $200 million aggregate principal amount of 7.15% senior unsecured notes due 2020, which we completed on April 13, 2010.
     A copy of this press release is attached as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

99.1	Press Release dated April 20, 2010, announcing results of tender offers as of the early tender date for notes due in 2014 and 2015

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 20, 2010

MERITAGE HOMES CORPORATION
By:	/s/ Larry W. Seay
Larry W. Seay
Executive Vice President and Chief Financial Officer

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